SCHEDULE 14A
                                 (Rule 14a-101)

                              INFORMATION REQUIRED
                               IN PROXY STATEMENT.

                            SCHEDULE 14A INFORMATION
                           Proxy Statement Pursuant to
                         Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X] Filed by a party other than the Registrant [ ] Check the appropriate box:
[X]      Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by Rule
              14a-6(e)(2))
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                                   JVWEB, INC.
 ................................................................................
                (Name of Registrant as Specified In Its Charter)

 ................................................................................
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:


 ................................................................................

     (2)          Aggregate number of securities to which transaction applies:


 ................................................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


 ................................................................................

     (4)          Proposed maximum aggregate value of transaction:


 ................................................................................

     (5)          Total fee paid:


 ................................................................................

[  ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)          Amount Previously Paid:


 ................................................................................

     (2)          Form, Schedule or Registration Statement No.:


 ................................................................................

     (3)          Filing Party:


 ................................................................................

     (4)          Date Filed:


 ................................................................................

                                   JVWEB, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JANUARY 16, 2001


To All Stockholders in
JVWeb, Inc.

     A Special Meeting of Stockholders (the "Special Meeting") of JVWeb, Inc., a Delaware corporation (the "Company"), will be held on Tuesday January 16, 2001 at Doubletree Guest Suites located at 5353 Westheimer Road, Houston, Texas, at 10:00 a. m. local time, for the purpose of considering and voting on the following matters:

         1. An amendment of the Certificate of Incorporation of the Company to effect a 1-for-7 reverse stock split (the "Reverse Stock Split") of the Company's Common Stock, $.01 par value per share ("Common Stock"), in which every seven shares of Common Stock outstanding as of the effective date of the amendment will be converted into one share of Common Stock.

         2. Such other business as may properly come before the Special Meeting and any adjournment thereof.

         The Reverse Stock Split and other related matters are more fully described in the accompanying Proxy Statement and the exhibits thereto, which form a part of this Notice. All stockholders will be entitled to vote on all matters submitted for a vote at the Special Meeting. The Board of Directors has fixed the close of business on December 20, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

         All stockholders of the Company are cordially invited to attend the Special Meeting. Whether or not you plan to attend the Special Meeting, it is important that your shares be represented. Accordingly, please sign and date the enclosed Proxy Card and return it promptly in the envelope provided herewith. Even if you return a Proxy Card, you may revoke the proxies appointed thereby at any time prior to the exercise thereof by filing with the President of the Company a written revocation or duly executed Proxy Card bearing a later date or by attendance and voting at the Special Meeting. Attendance at the Special Meeting will not, in itself, constitute revocation of the proxies.

                                    By Order of the Board of Directors,



                                    Greg J. Micek,
                                    President

Houston, Texas
December 27, 2000


         PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POST-PAID ENVELOPE.

         PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

                                   JVWEB, INC.
                           5444 Westheimer, Suite 2080
                              Houston, Texas 77056
                             Telephone: 713/622-9287

                                 PROXY STATEMENT

                                     GENERAL

         This Proxy Statement and the accompanying Proxy Card are furnished in connection with the solicitation of proxies by order of the Board of Directors of JVWeb, Inc. (the "Company") to be voted at the Special Meeting of Stockholders (the "Special Meeting"), to be held at the time and place, and for the purposes set forth in the accompanying notice. Such notice, this Proxy Statement and the Proxy Card are being mailed to Stockholders beginning on or about December 27, 2000.

         The Company will bear the costs of soliciting proxies. In addition to the solicitation made hereby, proxies may also be solicited by telephone, telegram or personal interview by officers of the Company. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in providing beneficial ownership information and in forwarding proxy material to beneficial owners of stock who have objected to the disclosure of information regarding them.

         All duly executed Proxy Cards received prior to the Special Meeting will be voted in accordance with the choices specified thereon, unless revoked in the manner provided hereinafter. As to any matter for which no choice has been specified on a Proxy Card, except with respect to broker non-votes, the related shares will be voted by the persons named therein (1) for each of the proposals described herein, and (2) in the discretion of such persons in connection with any other business that may properly come before the Special Meeting. Stockholders may revoke their proxy at any time prior to the exercise thereof by written notice to Greg J. Micek, President of the Company, at the address of the Company stated above, by the execution and delivery of a later dated Proxy Card, or by attendance at the Special Meeting and voting their shares in person.

         As of the close of business on December 20, 2000, the record date (the "Record Date") for determining Stockholders entitled to vote at the Special Meeting, the Company had outstanding and entitled to vote 14,700,556 shares of Common Stock, and these shares are the only outstanding shares of the Company entitled to vote. Each share of Common Stock is entitled to one vote with respect to each matter to be acted upon at the meeting. Stockholders personally present, or represented by proxy, and holding more than a majority of the outstanding Common Stock will constitute a quorum.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of the Record Date concerning the beneficial ownership of the Common Stock (i) by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock; (ii) by each director; (iii) by each executive officer; and (iv) by all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.



         Name and Address of                                                            Beneficial Ownership(1)
         Beneficial Owner                                                                  ----------------
                                                                                         Number           Percent

         Greg J. Micek                                                                  7,750,000(2)      46.4%
         5444 Westheimer, Suite 2080
         Houston, Texas 77056

         Lewis E. Ball                                                                   110,000           *
         6122 Valley Forge
         Houston, Texas 77057

         Linksxpress.com, Inc.                                                           780,000(3)        5.3%
         625 Howe Street, Suite 402
         Vancouver, B.C.  V6C-2T6

         All directors and officers                                                    7,860,000(4)       47.1%
         as a group (two persons)


(1) Includes shares Stock beneficially owned pursuant to options and warrants exercisable within 60 days after the date of this Annual Report.
(2) Includes 5,750,000 shares owned outright and 2,000,000 shares that may be purchased pursuant an option currently exercisable. (3) Includes 630,000 shares owned outright and 150,000 shares that may be purchased pursuant an option currently exercisable. (4) Includes 5,860,000 shares owned outright and 2,000,000 shares that may be purchased pursuant an option currently exercisable.

*        Less than one percent.


                                   PROPOSAL 1
                       APPROVAL OF THE REVERSE STOCK SPLIT

General

         At the Special Meeting, holders of shares of Common Stock will be asked to consider and vote upon a proposal to effect a 1-for-7 reverse stock split of the Common Stock (the "Reverse Stock Split"), by means of an amendment to the Company's Certificate of Incorporation. The Board of Directors has adopted resolutions approving the Reverse Stock Split and recommending that the Reverse Stock Split be submitted to the Stockholders for their approval at the Special Meeting. A copy of the Board of Director resolutions approving Reverse Stock Split is annexed to this Proxy Statement as Exhibit A. If approved by the stockholders of the Company, the Reverse Stock Split and related amendment to the Company's Certificate of Incorporation will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Secretary of State of Delaware, which is expected to occur shortly after Stockholder approval.

Principal Effects

         The Reverse Stock Split would reduce the number of outstanding shares of Common Stock to approximately 14.3% of the number of shares outstanding prior to the Reverse Stock Split. Accordingly the Reverse Stock Split would decrease the number of outstanding shares of Common Stock to approximately 2.1 million shares. The Reverse Stock Split will not affect the proportionate equity interest in the Company of any holder of the Common Stock, subject to the provisions for the elimination of fractional shares as described below. If the Reverse Stock Split is approved, each outstanding share of Common Stock will be entitled to one vote at each meeting of stockholders of the Company, as is the case with each currently outstanding share. While a reduced number of outstanding shares of Common Stock could adversely affect the liquidity of the Common Stock, the Board of Directors does not believe that this is likely to happen.

         The Reverse Stock Split is not intended as an anti-takeover device and it is not expected to function unintentionally as one. The Company is not aware of any present efforts by any person to obtain control of the Company.

         In addition, the Reverse Stock Split is not intended as a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934, and it is not expected to function unintentionally as one.

Reasons for the Reverse Stock Split

         The Board of Directors believes that the current market value of the Common Stock impairs the Company's ability to access the capital markets, and impairs the acceptability of the Common Stock by members of the investing public. Theoretically, the price of a stock should not (by itself) affect its marketability, the type of investor who acquires it, or the Company's reputation in the financial community. In practice this is not necessarily the case, as many institutional investors look upon low-priced stock as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. Further, the Board of Directors believes that a lower per-share price will reduced the effective marketability of the Common Stock because of the penny stock rules of the U.S. Securities and Exchange Commission and the reluctance of many leading brokerage firms to recommend low-priced stock to their clients. Such penny stock rules require the delivery, before any transaction involving stock under $5.00 in price, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). In addition to the penny stock rules, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. Many brokerage firms also prohibit investors from purchasing on margin stocks that are trading below certain prices per share. Additionally, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stock because the brokerage commission on a sale of low-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced stock. Therefore, lower prices for the Common Stock may adversely affect anyone who wishes to acquire shares and holders who wish to liquidate their holdings.

         The Reverse Stock Split is intended to result in a higher per-share market price for the Common Stock, both now and in the future. Hopefully this will increase investor interest and eliminate the resistance of brokerage firms. However, there can be no assurance that the market price of a share of Common Stock after the Reverse Stock Split will be seven times the market price before the Reverse Stock Split, that the marketability of the Common Stock will increase, or that the Reverse Stock Split will otherwise have the desired effects described. In addition, the Company is looking for another company to merge into the Company and presumably assume control of the Company. While management believes that the Reverse Stock Split will make the Company more attractive to potential merger candidates, there can be no assurance that this will necessarily be true.

         The Board of Directors desires to enhance the value of the Common Stock. The Board of Directors believes that the value of the Common Stock will be significantly less, and efforts to enhance the value of the Common Stock will be impaired, if the Reverse Stock Split is not approved and implemented.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

         If the Reverse Stock Split is approved by the requisite number of shares of Common Stock entitled to vote at the Special Meeting, a Certificate of Amendment effecting the Reverse Stock Split will be filed in the Office of the Secretary of State of Delaware promptly after such approval. The Reverse Stock Split would become effective as of the close of business on the date of the filing of the Certificate of Amendment (such filing is referred to hereinafter as the "Filing"). Stockholders of the Company of record as of the Filing will then be furnished the necessary materials and instructions to effect the exchange of their certificates representing Common Stock outstanding prior to the Reverse Stock Split (referred to hereinafter as "Pre-Split Shares") for new certificates representing Common Stock after the Reverse Stock Split (referred to hereinafter as "Post-Split Shares"). Certificates representing Pre-Split Shares subsequently presented for transfer will not be transferred on the books and records of the Company but will be returned to the tendering person for exchange. Stockholders of the Company should not submit any certificates until requested to do so. In the event any certificate representing Pre-Split Shares is not presented for exchange upon request, any dividends which may be declared after January 16, 2001 with respect to the shares represented by such certificate will be withheld by the Company until such certificate has been properly presented for exchange, at which time all such withheld dividends which have not yet been paid to a public official pursuant to the abandoned property laws will be paid to the holder thereof or his designee, without interest.

         No fractional shares will be issued. Accordingly, holders of Pre-Split Shares, both of record and beneficial, who would otherwise be entitled to receive a fractional Post-Split Share will be entitled to receive cash in lieu thereof. The amount of cash to which such a holder will be entitled will be the product of the closing sale price of the Common Stock on the OTC Bulletin Board on the last trading day prior to the Filing, multiplied by the number of shares of Pre-Split Shares that would otherwise be converted into a fractional Post-Split Share. Checks representing payment for fractional shares may be obtained by sending a written request to JVWeb, Inc., 5444 Westheimer, Suite 2080, Houston, Texas 77056, Attention: Corporate Secretary.

Dissenters' Rights

         Under Delaware corporation law and the Company's Certificate of Incorporation and bylaws, holders of Common Stock will not be entitled to dissenters' rights with respect to the Reverse Stock Split.

Federal Income Tax Consequences

         This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Stockholders are urged to consult their own tax advisors to determine the particular consequences to them of the Reverse Stock Split.

         The exchange of Pre-Split Shares for Post-Split Shares will not result in recognition of gain or loss for federal income tax purposes, excepting cash received for fractional shares, if any, as described in the next paragraph. Otherwise, your holding period and tax basis of your Pre-Split Shares are applied in total to your Post-Split Shares.

         Holders' of Pre-Split Shares who receive cash in lieu of a fractional share interest will be treated as if the Company purchased such fractional share interest. Such holder may recognize gain or loss measured by the difference between the amount of cash received and the pro rata basis in his Pre-Split Shares.

Board Recommendation and Required Approval

         The Board of Directors believes that the Reverse Stock Split, and the proposed amendment, are in the best interests of the Company and its Stockholders and recommends that the Stockholders approve the Reverse Stock Split and the proposed amendment of the Company's Certificate of Incorporation.

         The affirmative vote of the holders of at a majority of the outstanding shares of Common Stock is required for approval of the Reverse Stock Split and the proposed amendment of the Certificate of Incorporation.

         THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE "FOR" THE  APPROVAL  OF THE
REVERSE  STOCK  SPLIT  AND  THE  PROPOSED   AMENDMENT  TO  THE   CERTIFICATE  OF
INCORPORATION.

                                  OTHER MATTERS

         The Board of Directors does not know of any other business to be presented at the Special Meeting. If any other matter properly comes before the Special Meeting, however, it is intended that the persons named in the enclosed Proxy Card will vote said Proxy in accordance with the discretion and instructions of the Board of Directors.

                                VOTING PROCEDURES

         The votes of holders of Common Stock present in person or represented by proxy at the meeting will be tabulated by an inspector of elections appointed by the Company. The inspector's duties include determining the number of shares represented at the meeting, counting all votes and ballots and certifying the determination of the number of shares represented and the outcome of the balloting.

         The Reverse Stock Split must be approved by a majority of the outstanding shares of Common Stock. Under Delaware law and the Company's Certificate of Incorporation, as amended, and by-laws, abstentions will have no effect on the outcome of the proposals described herein. In the event a broker that is a record holder of Common Stock does not return a signed proxy, the shares represented by such proxy will not be considered present at the meeting, and therefore will not be counted towards a quorum. Broker non-votes will have the effect of a negative vote. A broker non-vote occurs if a holder or other nominee does not have discretionary authority and has not received instructions with respect to a particular proposal.

                       SUBMISSION OF STOCKHOLDER PROPOSALS
                             FOR NEXT ANNUAL MEETING

         Stockholders  wishing  to submit  proposals  for  consideration  by the
Company's Board of Directors at the Company's next Annual Meeting of Stockholders should submit them in writing to the attention of the President of the Company a reasonable time before the Company begins to print and mail its proxy materials, so that the Company may consider such proposals for inclusion in its proxy statement and form of proxy for that meeting. The Company does not now have any plans regarding the holding and possible date of its next Annual Meeting.

                                            By Order of the Board of Directors,



                                            Greg J. Micek
                                            President
Houston, Texas
December 27, 2000

                                   PROXY CARD


PROXY                               JVWEB, INC.                            PROXY

               SPECIAL MEETING OF STOCKHOLDERS ON JANUARY 16, 2001

         The undersigned hereby appoints Greg J. Micek and Lewis Ball (to act by unanimous decision if more than one shall act), each with the power to appoint his substitute, and hereby authorizes them to represent as designated below, all the shares of common stock of JVWeb, Inc. held on record by the undersigned on December 20, 2000 at the special meeting of shareholders to be held on January 16, 2001 or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 1.

1.       Proposal to approve the Reverse Stock Split.
         _____    FOR          _____    AGAINST           _____ ABSTAIN

2. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                     (Please Sign and Date on Reverse Side)

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1.

          YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO VOTE THEREON.

         The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares, and acknowledges receipt of the Notice of Special Meeting and Proxy Statement relating to the January 16, 2001 Special Meeting.

         Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such, If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATE _________________________ 200___       ____________________________________
_________________________________                             Signature
PLEASE MARK SIGN DATE AND
RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE                 ____________________________________
----------------------------
                                                   Signature if held jointly

          This Proxy is Solicited on Behalf of the Board of Directors.

                                    EXHIBIT A

                         Reserve Stock Split Resolutions

                  BE IT RESOLVED, that the Fourth Article of the Certificate of Incorporation of the Company be and hereby is amended to add a last paragraph, which shall read as follows:

                           "F.  Upon the  effectiveness  of the filing  with the
                  Secretary of State of Delaware of Articles of Amendment to the Certificate of Incorporation adding this paragraph to the Certificate of Incorporation, each seven (7) shares of Common Stock issued and outstanding immediately prior to the filing of such Articles of Amendment as aforesaid shall be combined into one (1) share of validly issued, fully paid and non-assessable Common Stock. As soon as practicable after such date, the Corporation shall request holders of the Common Stock to be combined in accordance with the preceding to surrender certificates representing their Common Stock to the Corporation's authorized agent, and each such stockholder shall receive upon such surrender one or more stock certificates to evidence and represent the number of shares of Common Stock to which such stockholder is entitled after the combination of shares provided for herein; provided, however, that this Corporation shall not issue fractional shares of Common Stock in connection with this combination, but, in lieu thereof, shall make a cash payment equal to the product of the closing sale price of the Common Stock on the last trading day prior to the effective date of the filing of this instrument, multiplied by the number of shares of Common Stock issued and outstanding immediately prior to the filing of this instrument that would otherwise comprise the fractional share of Common Stock."